Chanticleer Holdings Reports Positive EBITDA for Second Consecutive Quarter

- Revenue Growth, Improved Revenue Mix and Efficiency Initiatives Drive Improved Operating Results -

CHARLOTTE, NC – November 9, 2016 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the third quarter ended September 30, 2016.

Third Quarter Revenue Increases 18%; Company Achieves Second Consecutive Quarter of Adjusted EBITDA Profitability:

●	Total revenue for the third quarter increased 18.3% to $11.0 million, primarily from growth in the Fast Casual Better Burger segment.

●	Cost of sales improved to 33.1% compared to 33.6% in the comparable quarter last year.

●	Operating expenses as a percentage of restaurant sales improved to 54.8% compared to 57.3% in the comparable quarter last year.

●	General and administrative expenses as a percentage of total revenue decreased to 12.3% from 17.8% in the comparable quarter last year.

●	Net loss from continuing operations improved to $(0.9) million or $(0.04) per share, compared to $(1.7) million or $(0.11) in the comparable quarter last year.

●	Restaurant EBITDA improved to $1.4 million compared to $0.9 million for the comparable quarter of last year.

●	Adjusted EBITDA improved to a profit of $0.2 million compared to a loss of $(0.2) million in the comparable quarter last year.

Nine Months Revenue Increases 30%; $1.7 Million Adjusted EBITDA Improvement:

●	Total revenue for the nine months increased 30.3% to $31.8 million, primarily from growth in the Fast Casual Better Burger segment.

●	Cost of sales improved to 33.0%, compared to 34.4% in the comparable period last year.

●	Operating expenses as a percentage of restaurant sales improved to 55.2% compared to 57.9% in the comparable period last year

●	General and administrative expenses as a percentage of total revenue decreased to 13.8% from 21.1% of sales in the comparable period last year.

●	Net loss from continuing operations decreased to $(2.4) million or $(0.11) per share, compared to $(6.3) million or $(0.45) in the comparable period last year.

●	Net cash from operating activities of continuing operations improved to positive $0.1 million compared to a negative $(3.8) million in the first nine months of last year.

●	Restaurant EBITDA improved to $4.0 million compared to $2.1 million in the first nine months of last year

●	Adjusted EBITDA improved to a profit of $0.2 million compared to a loss of $(1.9) million in the first nine months of last year.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “We’re pleased to have delivered excellent third quarter results, highlighted by strong revenue growth. Revenue growth in the quarter was driven by continued strength from our fast casual better burger business which has grown to represent 52% of our revenue. Little Big Burger is performing particularly well, contributing significantly to the 19% sequential growth in Adjusted EBITDA from continuing operations from Q2, and further validating our regional brand strategy.”

Mr. Pruitt continued, “Our focus is on expanding our regional brands, driving margin improvement and achieving significant long term profitability growth. We have built a solid restaurant operating business with tremendous growth potential and are generating EBITDA profitability. Looking ahead, we are now setting our sights on accelerating growth of our regional brands and doubling the scale of our business by 2020.

“Subsequent to the close of the quarter, we announced a convertible preferred stock rights offering to retire a portion of our debt and provide working capital for store-related growth. We believe the offering will allow us to capitalize on the momentum we’re seeing in the fast casual segment and allow us to accelerate growth in our high return burger concepts while potentially adding new shareholders to our company.”

Conference Call

The Company will hold a conference call on November 9, 2016 at 11:00 a.m. Eastern Time, to discuss the results of its third quarter ended September 30, 2016.

To access the call, dial (877) 407-8133 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8040. To access the webcast, including the quarterly slide presentation, log onto the Chanticleer website at: http://ir.stockpr.com/chanticleerholdings/overview.

A replay of the teleconference will be available until December 9, 2016 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 10138.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (”GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction and severance related expenses, change in fair value of derivative liability and other income and expenses. In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company's operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company's operations that, when coupled with the GAAP results, provides a more complete understanding of the Company's financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company's performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Quarterly Report on Form 10-Q to be filed with the SEC on or about November 10, 2016, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co., BGR the Burger Joint, BT’s Burger Joint, Little Big Burger and Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

Facebook: www.Facebook.com/ChanticleerHOTR

Twitter: http://Twitter.com/ChanticleerHOTR

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company's ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt, Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com

Eric Lederer, CFO

Phone: 704.366.5736

elederer@chanticleerholdings.com

Press Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone: 704.366.5122

ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$990,756	$1,224,415
Accounts and other receivables	222,755	862,935
Inventories	517,594	569,545
Due from related parties	45,615	45,615
Prepaid expenses and other current assets	346,852	522,637
Assets of discontinued operations, current	-	593,430
TOTAL CURRENT ASSETS	2,123,572	3,818,576
Property and equipment, net	11,531,222	12,144,064
Goodwill	12,518,192	12,702,139
Intangible assets, net	6,571,691	6,776,936
Investments at fair value	11,480	31,322
Other investments	1,050,000	1,050,000
Deposits and other assets	314,759	292,870
Assets of discontinued operations	-	5,389,300
TOTAL ASSETS	$34,120,916	$42,205,207

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,469,498	$4,740,131
Current maturities of long-term debt and notes payable, net of debt discount	6,130,583	5,383,003
Current maturities of convertible notes payable, net of discount	3,604,180	2,810,276
Current maturities of capital leases payable	22,115	39,303
Due to related parties	209,563	12,963
Deferred rent	95,298	683,793
Derivative liabilities	-	1,231,608
Liabilities of discontinued operations	161,168	1,279,955
TOTAL CURRENT LIABILITIES	14,892,404	16,181,033
Long-term debt, less current maturities, net of debt discount of	305,105	1,098,641
Capital leases payable, less current maturities	4,773	15,969
Deferred rent	2,037,980	1,740,012
Liabilities of discontinued operations	-	58,648
Deferred tax liabilities	1,450,089	1,353,771
TOTAL LIABILITIES	18,690,531	20,448,073

Stockholders' equity:
Preferred stock: no par value; authorized 5,000,000 shares; none issued	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 21,957,147 and 21,337,247 shares, respectively	2,196	2,134
Additional paid in capital	56,264,045	55,365,597
Accumulated other comprehensive loss	(1,247,788)	f (987,695)
Non-controlling interest	696,181	389,810
Accumulated deficit	(40,284,069)	(33,012,712)
TOTAL STOCKHOLDERS' EQUITY	15,430,566	21,757,134
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,120,916	$42,205,207

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue:
Restaurant sales, net	$10,737,961	$9,039,239	$31,068,281	$23,827,503
Gaming income, net	118,136	94,008	315,647	260,430
Management fee income - non-affiliates	25,000	25,000	75,000	75,000
Franchise income	95,542	119,950	381,481	270,948
Total revenue	10,976,639	9,278,197	31,840,409	24,433,881
Expenses:
Restaurant cost of sales	3,553,684	3,039,197	10,248,770	8,191,634
Restaurant operating expenses	5,888,509	5,176,174	17,140,692	13,804,201
Restaurant pre-opening and closing expenses	110,432	141,306	117,987	480,645
General and administrative expenses	1,351,111	1,651,051	4,400,826	5,163,925
Depreciation and amortization	590,433	354,119	1,738,815	973,374
Total expenses	11,494,169	10,361,847	33,647,090	28,613,779
Operating loss from continuing operations	(517,530)	(1,083,650)	(1,806,681)	(4,179,898)
Other (expense) income
Interest expense	(453,151)	(657,906)	(1,704,556)	(2,736,555)
Change in fair value of derivative liabilities	102,507	262,232	1,231,608	833,139
Loss on extinguishment of debt	-	(145,834)	-	(315,923)
Other income (expense)	32,357	(52,956)	12,388	50,190
Total other (expense) income	(318,287)	(594,463)	(460,560)	(2,169,149)
Loss from continuing operations before income taxes	(835,817)	(1,678,113)	(2,267,241)	(6,349,047)
Income tax benefit (expense)	(52,474)	(12,954)	(137,867)	30,298
Loss from continuing operations	(888,291)	(1,691,067)	(2,405,108)	(6,318,749)
Discontinued operations
Loss from operation of discontinued operations, net of tax	(68,718)	(4,649,247)	(1,304,627)	(5,578,750)
Loss on write down of net of sales	-	-	(3,876,161)	-
Consolidated net loss	(957,009)	(6,340,314)	(7,585,896)	(11,897,499)
Less: Net loss (income) attributable to non-controlling interest of continuing operations	39,248	1,274	53,612	(13,250)
Less: Net loss attributable to non-controlling interest of discontinued operations	13,744	1,822,328	260,925	2,179,821
Net loss attributable to Chanticleer Holdings, Inc.	$(904,017)	$(4,516,712)	$(7,271,359)	$(9,730,928)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(849,043)	$(1,689,793)	$(2,351,497)	$(6,331,999)
Loss from discontinued operations	(54,974)	(2,826,919)	(4,919,862)	(3,398,929)
Net loss attributable to Chanticleer Holdings, Inc.	$(904,017)	$(4,516,712)	$(7,271,359)	$(9,730,928)

Unrealized loss on available-for-sale securities	$-	$-	$(24,501)	$-
Foreign currency translation	(126,452)	(572,954)	(235,592)	(891,772)
Total other comprehensive loss	(126,452)	(572,954)	(260,093)	(891,772)
Comprehensive loss	$(1,030,469)	$(5,089,666)	$(7,531,452)	$(10,622,700)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common stockholders, basic and diluted	$(0.04)	$(0.11)	$(0.11)	$(0.45)
Discontinued operations attributable to common stockholders, basic and diluted	$0.00	$(0.19)	$(0.23)	$(0.24)
Weighted average shares outstanding, basic and diluted	21,957,147	14,802,370	21,607,027	14,059,116

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30, 2016	September 30, 2015
Cash flows from operating activities:
Net loss	$(7,585,896)	$(11,897,499)
Net (income) loss from discontinued operations	5,180,788	5,578,750
Net loss from continuing operations	(2,405,108)	(6,318,749)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,738,815	973,374
Loss on exinguishment of debt	-	315,923
Loss on disposal of property and equipment	-	514,522
Loss (gain) on sales investments	-
Common stock and warrants issued for services	24,510	231,857
Common stock and warrants issued for interest	349,000	-
Amortization of debt discount	925,806	1,356,365
Amortization of warrants	-	22,375
Change in assets and liabilities:
Accounts and other receivables	(34,820)	91,107
Prepaid and other assets	153,895	48,390
Inventory	55,173	56,506
Accounts payable and accrued liabilities	501,078	106,198
Change in amounts of payable to related parties	196,600	766
Derivative liabilities	(1,231,608)	(833,139)
Deferred income taxes	96,318	(31,834)
Deferred rent	(290,528)	(332,602)
Net cash provided by (used in) operating activities from continuing operations	79,129	(3,798,939)
Net cash used in operating activities from discontinued operations	(75,000)	(1,035,980)
Net cash provided by (used in) operating activities	4,129	(4,834,919)

Cash flows from investing activities:
Purchase of property and equipment	(708,214)	(1,329,389)
Cash paid for acquisitions, net of cash acquired	(72,215)	(9,082,918)
Proceeds from sale investments	8,902	-
Net cash used in investing activities from continuing operations	(771,527)	(10,412,307)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	-	14,920,937
Loan proceeds	125,000	2,806,837
Loan repayments	(340,582)	(824,981)
Capital lease payments	(32,897)	(39,822)
Contribution of non-controlling interest	796,911	-
Net cash provided by financing activities from continuing operations	548,432	16,862,971
Effect of exchange rate changes on cash	(14,693)	(4,944)
Net increase (decrease) in cash	(233,659)	1,610,802
Cash, beginning of period	1,224,415	180,534
Cash, end of period	$990,756	$1,791,336

Chanticleer Holdings, Inc. and Subsidiaries

Reconcilation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Loss from Continuing Operations	$(888,291)	$(1,691,067)	$(2,405,108)	$(6,318,749)
Interest expense	453,151	657,906	1,704,556	2,736,555
Income tax	52,474	12,954	137,867	(30,298)
Depreciation and amortization	590,433	354,119	1,738,815	973,374
EBITDA	$207,767	$(666,089)	$1,176,130	$(2,639,118)
Restaurant pre-opening and closing expenses	110,432	141,306	117,987	480,645
Change in fair value of derivative liabilities	(102,507)	(262,232)	(1,231,608)	(833,139)
Loss on extinguishment of debt	-	145,834	-	315,923
Transaction and severence related expenses	48,214	384,430	146,613	820,145
Other income	(32,357)	52,956	(12,388)	(50,190)
Adjusted EBITDA	$231,549	$(203,795)	$196,734	$(1,905,735)
General and administrative expenses	1,302,897	1,266,621	4,254,213	4,342,780
Franchise revenues	(95,542)	(119,950)	(381,481)	(270,948)
Management fee revenue	(25,000)	(25,000)	(75,000)	(75,000)
Restaurant EBITDA	$1,413,903	$917,876	$3,994,465	$2,092,098